Exhibit 10.3

SEVERANCE AGREEMENT AND GENERAL RELEASE

THIS SEVERANCE AGREEMENT AND GENERAL RELEASE (this “Agreement”) is made and entered into as of October 16, 2025, by and between EXPION360, INC., a Nevada corporation (the “Company”), and PAUL SHOUN, an individual (“Executive”), and is effective as of October 16, 2025 (the “Separation Date”). The Company and Executive are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

A.       Executive and the Company are parties to that certain Employment Agreement, effective as of November 15, 2021 (the “Original Employment Agreement”), which was superseded by that certain Amended and Restated Employment Agreement, effective as of January 26, 2023 (the “Current Employment Agreement,” and together with the Original Employment agreement, the “Employment Agreements”).

B.       Executive and the Company desire to terminate the Employment Agreements, and further desire to terminate Executive’s employment relationship with the Company, in each case on the terms and subject to the conditions set forth in this Agreement.

C.       Executive shall resign from and cease providing service to the Board of Directors (the “Board”) effective as of the Separation Date.

AGREEMENT

In consideration of their mutual covenants, and for other good and valuable consideration, the receipt, adequacy, and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.                   Separation from Employment. Executive’s employment with the Company is terminated effective at the close of business on the Separation Date. Except as otherwise expressly set forth in this Agreement, all of Executive’s employment-related compensation and benefits, as well as roles and responsibilities, shall terminate at the close of business on the Separation Date. Executive acknowledges that neither the Company nor any of its affiliates has any obligation to employ him at any point in the future.

2.                   Benefits Paid Upon Termination of Employment. In connection with the termination of Executive’s employment, and in reliance on Executive’s representations, warranties, agreements, acknowledgements and releases set forth in this Agreement, the Company shall:

(a)                Accrued Base Salary. Pay Executive any base salary that has accrued but was not paid as of the Separation Date, less legally required withholding and payroll deductions;

(b)                Severance Payment. Pay Executive a lump sum severance payment equal to twenty-four (24) months of Executive’s base salary (in effect on the Separation Date), less legally required withholding and payroll deductions (“Severance Pay”). The Company will pay the Severance Pay within ten (10) days after Executive signs and returns this Agreement to the Company. The payment shall be issued to Executive via electronic deposit into Executive’s bank account using the Company’s standard payroll practices, unless a different payment method is agreed to by the Parties.

(c)                Grant of Restricted Stock Units. Grant to Executive on the Separation Date 100,000 Restricted Stock Units (“RSUs”) pursuant to the terms and conditions of the Company’s 2021 Incentive Award Plan (the “2021 Plan”) and an RSU agreement to be issued thereunder (the “RSU Agreement”). Subject to the limitations set forth in the 2021 Plan and the RSU Agreement, the RSUs shall immediately vest in full on the Separation Date.

(d)                COBRA Benefits. To the extent Executive timely elects continued coverage under COBRA, the Company will pay COBRA group health insurance premiums for Executive and his eligible dependents, if applicable, until the earliest of (i) twelve (12) months following the Separation Date, (ii) the expiration of Executive’s eligibility for the continuation coverage under COBRA, or (iii) the date on which Executive becomes eligible for substantially equivalent health insurance coverage in connection with his employment by a third party (the period from the Separation Date until the earliest of the dates set forth in (i) through (iii), the “COBRA Payment Period”). If Executive becomes eligible for health insurance coverage under a new employer’s group health plan, or if he otherwise ceases to be eligible for COBRA coverage, he must immediately notify the Company, and the Company’s obligation to pay COBRA premiums shall immediately cease. Notwithstanding the foregoing, if the Company determines, in its sole discretion, that it cannot pay the COBRA payments without a substantial risk of violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company instead shall provide Executive with taxable monthly payments in an amount equal to the premium amount for the first month of Executive’s COBRA coverage paid pursuant to this Section 2(d), and such monthly payments shall be made through the remainder of the COBRA Payment Period;

(e)                Benefit Plans and Programs. Provide to Executive any accrued and vested benefits required to be provided by the terms of any Company-sponsored benefit plans or programs, together with any benefits required to be paid or provided under applicable law (to the extent not duplicative with the other payments and benefits addressed in this Section 2);

(f)                 Reimbursement of Expenses. Reimburse Executive for expenses reasonably incurred by him in connection with his employment with the Company during the period prior to the Separation Date conditioned on Executive submitting reasonably detailed documentation confirming such expenses to the Chief Financial Officer within thirty (30) calendar days of the Separation Date.

3.                   Treatment of Outstanding Equity Awards. The termination of Executive’s employment shall constitute a “Termination of Service” (as defined in the 2021 Plan) from the Company. Nothing in this Section 3 shall limit the ability of Executive to exercise any vested and unexercised equity awards granted to Executive by the Company to the extent such awards remain outstanding on the Separation Date, provided that such awards must be exercised in accordance with the terms of the 2021 Plan and the award agreements pursuant to which they were granted.

4.                   Termination of Employment Agreements. With the exception of Executive’s continuing obligations under Section 7 (Confidentiality; Intellectual Property) of the Current Employment Agreement (the “Confidentiality Agreement”), the Employment Agreements are terminated effective immediately upon the execution of this Agreement. Except for the survival of the Confidentiality Agreement, this Agreement supersedes and replaces in full the Employment Agreements, which shall no longer be of any force and effect. Executive acknowledges that, immediately upon execution of this Agreement, he shall have no rights with respect to or arising in connection with the Employment Agreements, including, without limitation, the right to receive any payments or benefits from the Company in connection with the termination of his employment. Additionally, the Company shall not have any rights with respect to or arising in connection with the Employment Agreements, including, without limitation, the right to enforce any non-competition or non-solicitation provisions set forth therein, provided, however, the Company shall continue to have the right to enforce the Confidentiality Agreement.

5.                   Board of Directors. Executive shall resign from and cease providing service to the Board effective as of the Separation Date. Executive acknowledges he is not owed any accrued and unpaid compensation or benefits in connection with serving as a director.

6.                   Release of Claims.

(a)                General Release. In exchange for the payments and other benefits provided to Executive as set forth in Section 2, and for other good and valuable consideration provided by the Company to Executive, Executive hereby waives and releases all actions, claims, damages, liabilities, losses and obligations, whether known or unknown, accrued or not accrued (collectively, “claims”), which he has or might otherwise have had against the Company, its current and former parents, subsidiaries and affiliates, and any of their respective current or former officers, directors, stockholders, members, employees, agents, attorneys, representatives, successors and assigns (collectively referred to as the “Released Parties”), arising on or prior to the date on which this Agreement is made and entered into, including, but not limited to, all claims regarding any aspect of his employment by the Company or any of its affiliates; compensation or benefits paid by or received from, or equity awards granted by, the Company or any of its affiliates; the termination of his employment with the Company or any of its affiliates; the termination of his service to the Board; any violation of the Company’s policies, codes, charters, guidelines or governance practices; any written or oral contract, agreement or arrangement between the Company and Executive; tort and common law claims including, but not limited to, claims for wrongful or retaliatory discharge, emotional distress, defamation, slander, libel or false imprisonment; claims for attorneys’ fees, back pay, front pay or reinstatement; claims for penalties of any kind or nature; claims based upon employment discrimination or harassment of any kind or nature; and claims based upon alleged violation of: the Oregon Family Leave Act, the Oregon Military Family Leave Act, Chapter 659A of the Oregon Revised Statutes (including provisions related to injured workers, whistleblowers, workers in uniformed service, workers in the state militia, spouses of workers in the US Armed Forces, National Guard, or Reserves, workers with disabilities, employees who reported violations of criminal laws, certain other state laws, and those that brought civil or criminal proceedings against their employer or testified in a civil, criminal, or unemployment compensation hearing, and workers who have personal social media accounts); the Equal Pay Act of 1963, as amended (29 U.S.C. section 206(d) et. seq.); Title VII of the Civil Rights Act of 1964, as amended (42 U.S.C. section 2000e et seq.); the Employee Retirement Income Security Act of 1974, as amended (29 U.S.C. section 1001 et seq.); the Family Medical Leave Act (29 U.S.C. section 2601 et seq.); the Fair Labor Standards Act of 1938, as amended (29 U.S.C. section 201, et seq.); the Worker Adjustment and Retraining Notification Action (29 U.S.C. section 2101 et seq.); the United States and Oregon Constitutions; the Americans With Disabilities Act, as amended (42 U.S.C. section 12101, et seq.); 42 U.S. C. sections 1981 and 1983; State or Federal wage and hour laws; or any other State, Federal or local statutes or laws. You further acknowledge that such Claims also include claims based on the Age Discrimination in Employment Act, as amended (29 U.S.C. section 621, et seq.) and the Older Workers Benefit Protection Act (29 U.S.C. §626(f)), as amended. The provisions of this Agreement do not release claims that cannot be released as a matter of law.

(b)                Effectiveness of Release. In accordance with the Older Workers Benefit Protection Act, Executive hereby knowingly and voluntarily waives and releases all rights and claims, known and unknown, arising under the Age Discrimination in Employment Act of 1967, as amended, which he might otherwise have had against the Released Parties. Executive acknowledges that the consideration given for this waiver is in addition to anything of value to which Executive is already entitled. Executive is hereby advised that he has twenty-one (21) days in which to consider and accept this Agreement by signing and returning this Agreement to the Chief Financial Officer (although Executive may voluntarily choose to sign and return the Agreement sooner). In addition, Executive has a period of seven (7) days following his execution of this Agreement during which he may revoke the Agreement. If Executive does not advise the Chief Financial Officer by a writing received within such seven (7) day period of Executive’s revocation of his acceptance of the Agreement, the Agreement will become effective and enforceable upon the expiration of the seven (7) day period. Executive further acknowledges and agrees that any modifications, material or otherwise, made to this Agreement do not restart or affect in any manner the twenty-one (21) day consideration period provided in this Section 6(b), and that the acceptance deadline remains twenty-one (21) days from the date Executive first received a copy of this Agreement.

(c)                Protected Rights. Executive acknowledges that the provisions of this Agreement do not preclude Executive from filing suit to challenge the Company’s compliance with the waiver requirements of the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act. Executive further acknowledges that nothing in the Agreement prohibits Executive from (1) filing a charge with the Equal Employment Opportunity Commission, Oregon Bureau of Labor and Industries, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (each a “Government Agency”), (2) participating, testifying or assisting in any investigation, hearing or other proceeding before any Government Agency, or when compelled or requested to do so by lawful process, or (3) disclosing or discussing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Executive has reason to believe is unlawful. However, Executive acknowledges that, (1) he is not presently aware of any facts that would support any of the claims referred to in the prior sentence, and (2) to the maximum extent permitted by law, he is not entitled to any monetary damages or other individual relief resulting from any charge, claim or complaint pertaining or otherwise relating to the released claims that are filed with any Government Agency, provided, however, nothing in this Agreement prohibits or prevents Executive from receiving individual monetary awards or other individual relief by virtue of providing information to the Securities and Exchange Commission or filing a charge, claim or complaint protected under the whistleblower provisions of federal law or regulations, or participating in a federal whistleblower programs.

(d)                No Admissions. This Agreement shall not be construed as an admission by the Company of any improper, wrongful or unlawful actions, or any other wrongdoing against Executive, and the Company specifically disclaims any liability to or wrongful acts against Executive on the part of itself and its current and former parents, subsidiaries and affiliates, and any of their respective current or former officers, directors, stockholders, members, employees, agents, attorneys, representatives, successors and assigns.

7.                   Executive’s Representations. Executive represents and warrants to the Company that: (a) except for those payments, benefits and reimbursements specifically contemplated by Section 2, he has received all compensation and benefits owed to him by the Company through the Separation Date, including any and all wages, director fees, bonuses, cash incentive awards, restricted stock awards, stock option awards, restricted stock unit awards, stock appreciation rights awards, long-term incentive plan awards, deferred compensation, earned but unused vacation, reimbursable expenses, and any other payments, benefits, or compensation of any kind or nature to which he was or may have been entitled from the Company or any of its affiliates, (b) he has the full legal right and authority to execute this Agreement, and to perform the obligations required of him under this Agreement and the Confidentiality Agreement, (c) neither the execution and delivery of this Agreement, nor the performance of Executive’s duties hereunder or under the Confidentiality Agreement, violates or conflicts with the provisions of any other agreement or understanding to which he is a party or by which he is bound, and (d) he is signing this Agreement voluntarily and with a full understanding of, and agreement with, its terms.

8.                   Section 409A. Notwithstanding anything herein to the contrary, to the extent (a) any amount or benefit payable to Executive pursuant to Section 2 is treated as non-qualified deferred compensation subject to Section 409A of the Code, (b) Executive is determined by the Company to be a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code, and (c) the Company determines that delayed commencement of any portion of the amounts payable to Executive pursuant to Section 2 is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code (any such delayed commencement, a “Payment Delay”), then such portion of Executive’s payments and/or benefits described in Section 2 shall not be provided to Executive prior to the earlier of (i) the expiration of the six-month period measured from the Separation Date, (ii) the date of Executive’s death, or (iii) such earlier date as is permitted under Section 409A. Upon the expiration of the applicable Section 409A(a)(2)(B)(i) deferral period, all payments deferred pursuant to a Payment Delay shall be paid in a lump sum to Executive on the first day following such expiration, and any remaining payments due under Section 2 shall be paid as otherwise provided herein. Notwithstanding anything in this Section 8 to the contrary, to the maximum extent permitted by applicable law, amounts payable to Executive pursuant to Section 2 shall be made in reliance upon the Section 409A Safe Harbor Limit and/or the exception for short-term deferrals (as set forth in Treasury Regulation Section 1.409A-1(b)(4)). For purposes of this Agreement, “Section 409A Safe Harbor Limit” will mean an amount equal to two (2) times the lesser of (x) Executive’s annual rate of compensation for the taxable year immediately preceding the taxable year in which the Separation Date occurs, and (y) the dollar amount in effect under Section 401(a)(17) of the Code for the taxable year in which the Separation Date occurs, in each case as determined in accordance with Treasury Regulation §1.409A-1(b)(9)(iii).

9.                   Return of Company Property. Promptly following the Separation Date, Executive shall return to the Company all Company equipment, documents, information and other property (including any copies thereof) in his possession or control. Executive agrees to make a diligent search to locate any such equipment, documents, information and property.

10.               Confidentiality.

(a)                The provisions of this Agreement (and the fact that this Agreement has been executed) will be held in confidence by Executive and the Company and will not be publicized or disclosed in any manner whatsoever, provided, however, that: (i) the Parties may disclose this Agreement in confidence to their respective attorneys, accountants, auditors and financial advisors, and Executive may disclose the provisions of this Agreement to his spouse (provided that a breach of this Section 10 by Executive’s spouse shall be deemed a violation by Executive), (ii) the Company may disclose this Agreement as necessary to fulfill legally required corporate reporting or disclosure requirements (as determined by the Company in its sole discretion), and (iii) the Parties may disclose this Agreement insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law. However, the Parties acknowledge that nothing in this Agreement prohibits Executive from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Executive has reason to believe is unlawful.

(b)                Executive acknowledges and agrees that he remains bound by the Confidentiality Agreement, which restricts the use and disclosure of confidential information of the Company, and any of its affiliates, received by Executive while serving as an officer or director of the Company. Executive agrees to comply with each of the provisions of the Confidentiality Agreement.

11.               Indemnification. The Company agrees to indemnify, defend, and hold harmless Executive against any and all losses, claims, damages, liabilities, costs, expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement, actually and reasonably incurred by Executive in connection with any claim, action, suit, proceeding, or investigation, whether civil, criminal, administrative, or investigative, arising out of or relating to actions or omissions occurring on or prior to the Separation Date in Executive’s capacity as an officer or director of the Company. Such indemnification rights shall continue in full force and effect for a period of six (6) years following the Separation Date, and shall not be amended, repealed, or otherwise modified in a manner adverse to Executive without his prior written consent. Company shall also maintain directors’ and officers’ liability insurance with coverage limits and terms no less favorable than those in effect immediately prior to the Separation Date for a period of six (6) years following the Separation Date, covering Executive for matters arising out of his service as an officer or director of the Company on or prior to the Separation Date.

12.               Nondisparagement. From the Separation Date and thereafter, Executive agrees not to disparage the Company, any of its current or former parents, subsidiaries or affiliates, or any of their respective current or former officers, directors, stockholders, members, employees, agents, attorneys or representatives, in any manner that is or is reasonably likely to be harmful to them or their business, business reputation or personal reputation. The Company agrees that it will advise its directors and officers from disparaging Executive in any manner that is, or is reasonably likely to be, harmful to Executive’s business reputation or personal reputation.  This section shall not apply (a) if either Executive, or a Company representative, as applicable, are compelled and legally required to testify in a legal proceeding, or (b) in connection with Executive filing a charge with, participating in a proceeding before or otherwise communicating with any Government Agency, or to a Company representative responding to any such charge or participating in any such proceeding on behalf of the Company.  In addition, nothing in this Agreement shall prevent Executive from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Executive has reason to believe is unlawful, nor shall anything in this Agreement prevent a Company representative(s) from responding to any such discussions or disclosures.

13.               Remedies for Breach.  Executive agrees that any material breach of this Agreement will result in the forfeiture of any payments or benefits that would otherwise have been payable to Executive under Section 2 on or following the date of breach. Executive agrees that any breach of Section 12 of this Agreement, or of the Confidentiality Agreement, shall be deemed a material breach of this Agreement. Executive further agrees that nothing in this Section 13 shall limit the enforceability of any other legal or equitable remedies the Company may have against Executive arising in connection with any breach of this Agreement.

14.               Limitation of Liability. IN NO EVENT SHALL COMPANY BE LIABLE TO EXECUTIVE OR TO ANY OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, OR DAMAGES FOR LOST PROFITS OR LOSS OF BUSINESS, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY, WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHER THEORY OF LIABILITY, REGARDLESS OF WHETHER COMPANY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. IN NO EVENT SHALL THE LIABILITY OF THE COMPANY (OR ANY OF ITS AFFILIATES) ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT EXCEED THE AMOUNTS PAID BY COMPANY TO EXECUTIVE PURSUANT TO SECTION 2(b) OF THIS AGREEMENT.

15.               Cooperation. In consideration for the payments and benefits provided in this Agreement, Executive agrees to provide assistance and cooperate with the Company in connection with its actual or contemplated defense, prosecution, or investigation of any claims or demands by or against third parties, or other matters arising from events, acts, or failures to act that occurred during the period of Executive’s employment by the Company or any of its affiliates. The Company agrees to reimburse Executive for reasonable out-of-pocket expenses actually incurred in connection with any such assistance or cooperation.

16.               Miscellaneous.

(a)                Successors; Binding Agreement. This Agreement will be binding upon any successor to the Company and will inure to the benefit of and be enforceable by Executive’s personal or legal representatives, beneficiaries, designees, executors, administrators, heirs, distributees, devisees and legatees.

(b)                Modification; No Waiver. This Agreement may not be modified or amended except by an instrument in writing signed by the Parties hereto. No term or condition of this Agreement will be deemed to have been waived, nor will there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument by the Party charged with such waiver or estoppel. No such written waiver will be deemed a continuing waiver unless specifically stated therein, and each such waiver will operate only as to the specific term or condition waived and will not constitute a waiver of such term or condition for the future or as to any other term or condition.

(c)                Severability. The covenants and agreements contained herein are separate and severable, and the invalidity or unenforceability of any one or more of such covenants or agreements will not affect the validity or enforceability of any other covenant or agreement contained herein.

(d)                Notice. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (i) delivered personally, (ii) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, (iii) sent by next-day or overnight mail or delivery, or (iv) by electronic mail (“email”):

If to Executive: Paul Shoun
[***]

Email: [***]

If to the Company: Expion360 Inc.
2025 SW Deerhound Ave.
Redmond, OR 97746
Attn: [***]

Email: [***]

or, in each case, using such other contact information as may be specified in writing to the other Party hereto and delivered consistent with the terms of this provision. All such notices, requests, demands, waivers and other communications shall be deemed to have been received (i) if by personal delivery, on the day delivered, (ii) if by certified or registered mail, on the seventh (7th) business day after the mailing thereof, (iii) if by next-day or overnight mail, on the day delivered, or (iv) if by email, when receipt of such email is given, or where no read receipt is requested by the sender, at the time of sending, provided that no delivery failure notification is received by the sender within forty-eight (48) hours of sending such email.

(e)                Assignment. This Agreement and any rights hereunder will not be assignable by either Party without the prior written consent of the other Party except as otherwise specifically provided herein.

(f)                 Entire Agreement. This Agreement constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof, and no agreement, representation, warranty or covenant has been made by either Party except as specifically provided herein.

(g)                Governing Law. This Agreement will be construed in accordance with the laws of the State of Oregon, without regard to the conflict of law provisions thereof, with venue proper only in the County of Deschutes, Oregon. Executive and the Company each irrevocably submit to the exclusive jurisdiction of such courts and waive the defense of inconvenient forum to the maintenance of any such action or proceeding in such venue.

(h)                Payment of Legal Fees. The Parties agree to bear their own fees and costs (including attorney’s fees) incurred in connection with the negotiation, preparation and execution of this Agreement. If any action or proceeding is brought by either Party to enforce or interpret the provisions of this Agreement, the prevailing Party will be entitled to reasonable attorney’s fees and costs, in addition to any other relief to which such Party may be entitled.

(i)                 Independent Legal Counsel. Executive acknowledges that the Company has advised Executive to consult with independent legal counsel of Executive’s choosing prior to executing this Agreement. Executive acknowledges that he has had the time and opportunity to be represented by independent legal counsel during the negotiation and execution of this Agreement, and that he has either been represented to his satisfaction or has chosen not to be so represented.

(j)                 No Tax Advice. Executive acknowledges that he has not obtained tax-related advice from the Company, and that neither the Company, nor its employees, officers, directors, agents, representatives nor attorneys, have made any representations regarding the tax consequences, if any, related to any provision of this Agreement.

(k)                Arbitration.

(i)                 Agreement to Arbitrate. The Parties hereto agree that any dispute or controversy arising out of, relating to, or arising in connection with Executive’s employment with the Company, Executive’s service on the Board, and this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof, shall be finally settled by binding arbitration, unless otherwise required by law, to be held in Redmond, Oregon.

(ii)               Covered Claims. The claims covered by this provision include all claims regarding any aspect of Executive’s employment with the Company or any of its affiliates, or Executive’s service on the Board. Covered claims also include, but are not limited to, claims for: wrongful termination; breach of any contract or covenant, express or implied; breach of any duty owed to Executive by the Company or to the Company by Executive, including, but not limited to, this Agreement; personal, physical or emotional injury; fraud, misrepresentation, defamation, and any other tort claims; wages or other compensation due; benefits paid by or received from, or equity awards granted by, the Company or any of its affiliates; penalties; reimbursement of expenses; discrimination or harassment, including but not limited to discrimination or harassment based on race, sex, color, pregnancy, religion, national origin, ancestry, age, marital status, physical disability, mental disability, medical condition, or sexual orientation; retaliation; violation of any local, state, or federal constitution, statute, ordinance or regulation (as originally enacted and as amended), including but not limited to Title VII of the Civil Rights Act of 1964 (“Title VII”), Age Discrimination in Employment Act of 1967 (“ADEA”), Americans With Disabilities Act (“ADA”), Fair Labor Standards Act (“FLSA”), Executive Retirement Income Security Act (“ERISA”), Immigration Reform and Control Act, Consolidated Omnibus Budget Reconciliation Act (“COBRA”), Family and Medical Leave Act (“FMLA”), Oregon Family Leave Act, the Oregon Military Family Leave Act, Oregon Revised Statutes, State and federal WARN Acts, and the Oregon Wage Orders. This Agreement shall not apply to any dispute if an agreement to arbitrate such dispute is prohibited by law.

(iii)             Arbitration Process. The Parties further agree that any arbitration shall be administered by JAMS pursuant to its Employment Arbitration Rules and Procedures and subject to JAMS Policy on Employment Arbitration Minimum Standards of Procedural Fairness, a copy of which may be obtained by accessing the JAMS website at www.jamsadr.com, or by requesting a copy from the Chief Financial Officer By signing this Employment Agreement, Executive acknowledges that he had an opportunity to review the JAMS rules and standards before signing this Agreement. The arbitration shall take place in the City of Redmond, Oregon. The Parties further agree that the arbitration decision and related proceedings shall be maintained in confidence unless otherwise required by law. The arbitrator shall have the authority to order such discovery by way of deposition, interrogatory, document production, or otherwise, as the arbitrator considers necessary to a full and fair exploration of the issues in dispute, consistent with the expedited nature of arbitration. The arbitrator is authorized to award any remedy or relief available under applicable law that the arbitrator deems just and equitable, including any remedy or relief that would have been available to the parties had the matter been heard in a court. Nothing in this Employment Agreement shall prohibit or limit the parties from seeking provisional remedies, including, but not limited to, injunctive relief from a court of competent jurisdiction. The arbitrator shall have the authority to provide for the award of reasonable attorney’s fees and costs if such award is separately authorized by applicable law. The Company shall pay all JAMS administration and arbitrator’s fees and costs. Executive shall not be required to pay any cost or expense of the arbitration that he would not be required to pay if the matter had been heard in a court. The decision of the arbitrator shall be in writing and shall provide the reasons for the award unless the parties agree otherwise. Judgment on the award may be entered in any court having jurisdiction.

(iv)             Applicable Law. The arbitrator(s) shall apply Oregon law to the merits of any dispute or claim, without reference to rules of conflicts of law.

(v)               Federal Arbitration Act. This agreement to arbitrate shall be enforceable under and subject to the Federal Arbitration Act, 9 U.S.C. Sections 1, et. seq.

(vi)             ACKNOWLEDGMENT. EXECUTIVE HAS READ AND UNDERSTANDS THIS SECTION, WHICH DISCUSSES ARBITRATION. EXECUTIVE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EXECUTIVE AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF, TO BINDING ARBITRATION, UNLESS OTHERWISE REQUIRED BY LAW, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EXECUTIVE’S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO EXECUTIVE’S CURRENT AND FORMER RELATIONSHIP WITH THE COMPANY OR ANY OF ITS AFFILIATES, INCLUDING BUT NOT LIMITED TO, CLAIMS OF HARASSMENT, DISCRIMINATION, WRONGFUL TERMINATION AND ANY STATUTORY CLAIMS.

(l)                 Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one agreement and any Party hereto may execute this Agreement by signing any such counterpart. This Agreement shall be binding upon Executive and the Company at such time as the Agreement, in counterpart or otherwise, is executed by Executive and the Company.

(m)              Electronic Signatures. Any signature to this Agreement may be delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any signature so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have duly executed this Severance Agreement and General Release as of the day and year first above written.

COMPANY:

EXPION360, Inc.

By: /s/ Shawna Bowin

Shawna Bowin
Chief Financial Officer

EXECUTIVE:

/s/ Paul Shoun

Paul Shoun